UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) December 23, 2003

SBA COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW	Boca Raton, Florida	33487
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code (561) 995-7670

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On December 24, 2003, SBA Communications Corporation (“SBA”) issued a press release announcing the expiration of a tender offer and its related consent solicitation with respect to its 12% Senior Discount Notes due 2008 and its use of net proceeds from its recent issue of $275 million (gross proceeds) of 9.75% Senior Discount Notes due 2011.

Additionally, due to an issuance of Class A Common Stock by SBA on December 23, 2003, the shares of Class B Common Stock held by Steven E. Bernstein, SBA’s Chairman, no longer constitute 10% of the outstanding shares of SBA’s common stock (taking into consideration the outstanding shares of both Class A and Class B Common Stock). Accordingly, pursuant to the provisions of the Amended and Restated Articles of Incorporation, as amended of SBA, the 5,455,595 shares of Class B Common Stock held by Mr. Bernstein automatically converted into 5,455,595 shares of Class A Common Stock. As a result of the conversion, the Class A Common Stock now held by Mr. Bernstein no longer have the super-voting rights that the Class B Common Stock previously held by Mr. Bernstein had.

Item 7. Financial Statements and Exhibits

c) Exhibits

99.1	Press release issued December 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2003	SBA COMMUNICATIONS CORPORATION

/s/ John F. Fiedor
John F. Fiedor
Chief Accounting Officer